UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 28, 2026

Massimo Group

(Exact name of registrant as specified in its charter)

Nevada	001-41994	92-0790263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 W Miller Road

Garland, TX 75041

(Address of Principal Executive Offices) (Zip Code)

(877) 881-6376

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	MAMO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2026, Massimo Group (the “Company”) entered into a Strategic Business Outreach and Consulting Agreement (the “Agreement”) with Acorn Management Partners, L.L.C. (the “Consultant”), pursuant to which the Consultant will provide the Company with certain strategic business outreach, investor awareness, broker outreach, professional relations and related consulting services.

The Agreement has a term commencing on September 28, 2026 and ending on September 27, 2027, unless earlier terminated in accordance with its terms. Under the Agreement, the Company will pay the Consultant cash compensation of $15,000 per month. The initial six-month period of the engagement is divided into an initial three-month period and the remainder of such six-month period for purposes of determining the Company’s payment obligations upon termination. In addition to the cash compensation, if the Company continues the engagement beyond the initial six-month period, the Company will issue to the Consultant deferred equity compensation having an aggregate value of $125,000, subject to an aggregate cap of 90,000 shares (the “Shares”) of the Company’s common stock. The Shares, if and when issued, would be issuable in accordance with an exemption from registration pursuant to Rule 4(a)(2) of the Securities Act of 1933, as amended.

The Agreement also contains customary representations, warranties, covenants, confidentiality provisions, indemnification provisions and termination rights. Either party may terminate the Agreement for convenience upon written notice, subject to the compensation provisions described above.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Strategic Business Outreach and Consulting Agreement, dated September 28, 2026, between Massimo Group and Acorn Management Partners L.L.C.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain identified information has been excluded from this Exhibit 10.1 because it is both (i) not material and (ii) the type of information that the Company treats as private or confidential.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2026

MASSIMO GROUP

	By:	/s/ Quenton Petersen
	Name:	Quenton Petersen
	Title:	Chief Executive Officer

3